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                                                                     EXHIBIT 5.1

                               [LSZH&L Letterhead]




                                October 23, 1998


Board of Directors
KBK Capital Corporation
2200 City Center II
301 Commerce Street
Fort Worth, Texas 76102

KBK Capital Trust I
c/o KBK Capital Corporation
2200 City Center II
301 Commerce Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

         We have acted as counsel to KBK Capital Corporation, a Delaware corporation (the "Company"), and KBK Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-2 (Registration Nos. 333-65041 and 333-65041-01) filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") (such Registration Statement, as amended, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, up to $28,750,000 principal amount of Subordinated Debentures Due 2028 of the Company (the "Subordinated Debentures") (including $3,750,000 principal amount of Subordinated Debentures issuable upon the exercise of the underwriters' over-allotment option), up to 1,150,000 Trust Preferred Securities of the Trust (the "Trust Preferred Securities") (including 150,000 Trust Preferred Securities subject to the underwriters' over-allotment option), and the guarantee of the Company pursuant to the Trust Preferred Securities Guarantee Agreement between the Company and The First National Bank of Chicago, a national banking association (the "Guarantee").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended to the date hereof, including the form of prospectus included therein and the documents incorporated by reference therein; (ii) the Certificate of Trust (the "Certificate of Trust") filed with the Secretary of State of



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October 23, 1998
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the State of Delaware on September 29, 1998; (iii) the form of Amended and
Restated Declaration of Trust (the "Declaration"); (iv) the form of Guarantee;
(v) the form of Subordinated Debenture; and (vi) the form of Subordinated Indenture (the "Indenture") to be entered into between the Company and The First National Bank of Chicago, as trustee. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In conducting our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have assumed that the Declaration, the Trust Preferred Securities, the Guarantee, the Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. In addition, we have assumed the receipt by each person to whom a Trust Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a certificate for such Preferred Security or the issuance of a global certificate to the Depository Trust Company, acting as agent, and the payment for the Preferred Security so acquired, in accordance with the Declaration and the Registration Statement, and that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Declaration and the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust, and others.

         Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

         1. When the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered, the Subordinated Debentures, when duly executed, authenticated, issued and delivered in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).



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         2. The Guarantee, when the Trust Preferred Securities are duly executed, authenticated, issued and delivered by the parties thereto as contemplated in the Guarantee and the Registration Statement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         The opinions set forth above are limited in all respects to the federal laws of the United States of America, the Delaware Business Trust Act, the Delaware General Corporation Law and the laws of the States of Texas and New York.

         We hereby consent to the reference to us under the caption "LEGAL MATTERS" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                               Very truly yours,



                               /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.






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